Letter of Intent

                   Dated for reference the 7 Day of May, 1999

The parties hereto agree that they will utilize their best efforts to complete the organizational and operational goals set out herein and that they will execute such further and necessary documentation necessary to secure the fulfillment of their joint goals.

1) It will be the joint objective of the parties hereto to maintain and organize a banking and securities operation that allows customers to access our services 24 hours a day, seven days a week. Customers must be able to access their NetWorth banking and trading accounts virtually anytime, from anywhere around the world.

2) The banking operational staff must be able to provide wealthy independent investors, as well as corporations a full range of integrated financial services. It is also possible, subject to numerous banking concerns that the marketplace can be opened to the retail investor. The objective is therefore to grow the operation so that the services are available to a much larger segment of the population.

3) The banking infrastructure and operational capability must be structured to offer financial offerings that will eventually include checking, credit cards, ATM access, as well as brokerage. All of these services must be structured to be available online. The Banking association must be able to work to provide NetWorth with fully integrated financial service offerings to assist customers consolidating all their financial activities.

4) The banking operations and infrastructure will be responsible for organizing and developing a system that offers NetWorth's customer convenient, profitable, secure and private internet banking and brokerage services to legitimate clients around the world, including, Savings Accounts, Current Accounts, International Business Company Formation 7 x 24 trading of brokerage accounts, High Yield Certificate of Deposit, Numbered Account Access, 100% insurance on all accounts.

5)   The  banking  partners  will  be  responsible  for  developing  a  balanced
     investment   portfolio  including  banking,   trust  services,   insurance,
     stockbrokering, legal services, education and accounting.


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6)   In the  brokerage  area,  the brokerage  operations  managed by the banking partners will include the capability to provide 24 hour a day access to the markets to our clients who can trade from anywhere in the world. The system must be set up to allow clients access to markets such as Hong Kong, Tokyo, India, and of course all the European and North American markets such as the FTSE, NASDAQ and the DAX.

7) The banking partners will be responsible for managing and operating all offices in Europe and on the Caribbean Islands of Grenada and Antigua. The technical services group will be responsible for managing and maintaining all office functions with regard to technical services.

8) The banking partners will be responsible for recruiting and engaging qualified industry professionals from the fields of financial operations, investment banking, brokerage operations. This will require the recruiting of seasoned portfolio managers who specialize in high reward position trading and special investment situations including arbitrage and individuals who can provide all other specialized offshore banking services.

9) It will be the joint responsibility of the parties to develop the customer base of the organization and the goal is for NetWorth to have 1,000 online customers before the end of the calendar year.

10) The banking system will have to be able to allow clients to invest in vehicles of their choice including but not limited to stocks, bonds, mutual funds, and money market investments. The system will have to be able to offer cash, margin, as well as option accounts. Additionally the banking partners will have to develop the infrastructure to offer will be managed accounts, with a particular emphasis on position trading for the active investor who is not adverse to risk.

11) The infrastructure being created should be able to hold Securities in "street name" for safety and convenience. The banking services must be able to provide an automatic checking account link, enabling immediate access to surplus cash in the customers' accounts. The individuals operating the brokerage division will also be responsible for managing special


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     active high net worth investors.

12) The banking infrastructure should be able to utilize proven international banking investments and methods to offer our clients good interest rates on insured time deposit accounts. It is contemplated that NetWorth should be able to offer high yield certificates of deposit of deposits from US $10,000.00 to US $1,000,000.00 and more. The deposit instrument should be set up to include the following features, insurance for entire principal and interest, monthly compounding interest, no tax on withdrawal of interest, dividends or capital gains, terms of deposit ranging from 1 year to 10 years, "Open", "Month Income", and "Locked-In" certificate options. The NetWorth CDs should be flexible and have emergency withdrawal clauses with low penalties. However the extra high yield CDs, should not include an early withdrawal possibility.

The ultimate goal of the parties will be to build a corporate infrastructure that can build a secure, comprehensive and customer friendly web site where individuals can open an account, transfer funds between accounts, view account balances, and execute brokerage transactions all via the Internet. Customers must also be able to deposit funds using wire transfers or registered mail, and will be able to withdraw cash from automated teller machines, credit cards, and via wire transfers.

If the above terms are agreeable please execute this letter of intent to signify your willingness to work together with NetWorth to develop the organization necessary to complete the goals within the negotiated time frames.


/s/ Richard C. Lockwood
---------------------------
Accepted and agreed to by
NetWorth Corporation


/s/
---------------------------
Accepted and agreed to by
KENIL INTERNATIONAL LIMITED


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                                  [LETTERHEAD]


Darrell T. Schvaneveldt




                       Consent of Darrell T. Schvaneveldt
                               Independent Auditor



I consent to the use, of our report for NETWORTHUSA.Com, Inc., dated September 30, 1999, on the financial statements of NETWORTHUSA.Com, Inc., dated October 6, 1999, included in the filing of the 10SB Registration Statement and to the reference made to me.


                                             /s/ Schvaneveldt Company

Salt Lake City, Utah
October 6, 1999


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